UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

  WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 27, 2017

Global Gold Corporation

(Exact name of registrant as specified in its charter)

Delaware	02-69494	13-3025550
(State or other jurisdiction	(Commission	(IRS
of incorporation)	File Number)	Identification No.)

555 Theodore Fremd Avenue, Rye, NY	10580
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (914) 925-0020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.03 Amendments to Articles of Incorporation.

On November 27, 2017, Global Gold Corporation (“GGC” and “the Company”) with the approval of its board directors and majority shareholders amended its Certificate of Incorporation to amend Article Fourth to reduce on a Two Hundred Fifty One (251) for One (1) basis with no fractional shares the amount of authorized shares from One Hundred Million (100,000,000) to Three Hundred Ninety Eight Thousand Four Hundred Six (398,406), by specifically amending Article Fourth from “ FOURTH: The total number of shares of stock which the corporation is authorized to issue is one hundred million (100,000,000) shares of common stock, par value $.001 per share.” To “FOURTH: The total number of shares of stock which the corporation is authorized to issue is Three Hundred Ninety-Eight Thousand Four Hundred Six (398,406) shares of common stock, par value $.001 per share,” as more particularly described in the Exhibit attached hereto.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 27, 2017, holders (each a "Shareholder") of more than sixty seven percent (67%) of the shares of the Common Stock (the "Shares") of the Company, acting by written consent pursuant to Section 228 of the General Corporation Law of Delaware in lieu of a meeting of the Company’s Shareholders, took the following actions and adopted the following resolutions and approvals of Board of Directors actions:

WHEREAS, the Board of Directors of the Company has declared it advisable and in the interest of the Company for the Corporation for a variety of reasons including saving expenses, simplifying management, increasing sustainability, the loss of contact with many small shareholders, and other factors to amend its Certificate of Incorporation and take related actions to reduce on a Two Hundred Fifty One (251) for One (1) basis the total amount of authorized shares from One Hundred Million (100,000,000) to Three Hundred Ninety Eight Thousand Four Hundred Six (398,406), with no fractional shares authorized and payment to those shareholders left with less than one share as a result of the reduction of shares on this basis (as permitted by Article I Section 3 of the Bylaws concerning fractional shares); and

WHEREAS, in light of the Company’s share price closing at one and a half cents ($0.015) every trading day from September 27, 2017 through November 24, 2017, the Company has determined pursuant to its bylaws that those shareholders left with less than one share as a result of the reduction of authorized shares on a Two Hundred Fifty One (251) for One (1) basis will be paid one and a half cents ($0.015) per share after surrendering their shares to the American Registrar and Transfer Company (the Company’s transfer agent). Such shareholders who are left with less than one share are to surrender their shares by December 1, 2018 and pay any applicable fees,

NOW, THEREFORE, BE IT RESOLVED, that Article Fourth of the Company’s Amended and Restated Certificate of Incorporation is amended from “ FOURTH: The total number of shares of stock which the corporation is authorized to issue is one hundred million (100,000,000) shares of common stock, par value $.001 per share.” To “FOURTH: The total number of shares of stock which the corporation is authorized to issue is Three Hundred Ninety-Eight Thousand Four Hundred Six (398,406) shares of common stock, par value $.001 per share.”; and

RESOLVED, that the “AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF GLOBAL GOLD CORPORATION, Effective as of November 27, 2017” attached hereto is adopted as of November 27, 2017; and

RESOLVED, that the Board of Directors Action is approved for the Company declaring that fractional shares shall not be issued and those shareholders left with less than one share as a result of the reduction of shares on the Two Hundred Fifty One (251) for One (1) basis will be paid one and a half cents ($0.015) per share after surrendering their shares to the American Registrar and Transfer Company (the Company’s transfer agent). Such shareholders who are left with less than one share are to surrender their shares by December 1, 2018 and pay any applicable fees.

Item 9.01 Exhibits

Exhibit No.	Description

5.1	Amended and Restated Certificate of Incorporation of Global Gold Corporation, effective November 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 28, 2017	Global Gold Corporation

	By:	/s/ Van Z. Krikorian
	Name:	Van Z. Krikorian
	Title:	Chairman & Chief
Executive Officer